UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2014

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On April 3, 2014, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd. as representative of the several underwriters named therein (the “Underwriters”) relating to the public offering and sale of 2,857,143 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a price to the public of $3.50 per share (the “Offering”).  The Company has also granted the underwriters a 30-day option to purchase up to an aggregate of 428,571 Shares to cover over-allotments, if any.  The Company expects net proceeds from the sale of the Shares, after deducting for the Underwriters’ discounts and commissions and other offering expenses, to be approximately $9.3 million, or approximately $10.7 million if the underwriters exercise in full their overallotment option.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration No. 333-187801) filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2013 and declared effective by the SEC on April 22, 2013, and a preliminary and final prospectus supplement filed with the SEC in connection with the Company’s takedown relating to the Offering. The Offering is expected to close on April 9, 2014, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any shares of common stock of the Company for 60 days after April 4, 2014 without first obtaining the consent of Laidlaw & Company (UK) Ltd.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting is qualified in its entirety by reference to such exhibit. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 8.01              Other Events.

On April 3, 2014, the Company issued a press release announcing the launching of the Offering. On April 4, 2014, the Company issued a press release announcing, among other things, the pricing of the Offering. A copy of each press release is attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Neither the filing of the press releases as exhibits to this Current Report on Form 8-K nor the inclusion in the press releases of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at the Company’s internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by it with the Securities and Exchange Commission.

2

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 3, 2014, between Cyclacel Pharmaceuticals, Inc. and Laidlaw & Company (UK) Ltd.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

99.1	Press release, dated April 3, 2014, announcing the launching of the public offering

99.2	Press release, dated April 4, 2014, announcing the pricing of the public offering

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: April 4, 2014